                                                                    EXHIBIT 10.2



                           CONVERTIBLE PROMISSORY NOTE

U.S.$2,000,000                                                     JULY 11, 2001


                                    ARTICLE 1
                                  PRINCIPAL SUM

SECTION 1.1 PRINCIPAL SUM.

         For value received, MAPTUIT CORPORATION (the "BORROWER"), incorporated under the laws of Ontario and having its principal office and place of business at 133 King Street East, Toronto, Ontario, promises to pay to or to the order of ZIXIT CORPORATION (the "LENDER"), at its offices at 2711 N. Haskell Avenue, Suite 2850, Dallas, Texas or such other place as Lender may designate, the principal amount of TWO MILLION DOLLARS (US$2,000,000) in lawful money of the United States of America on July 11, 2006 (the "MATURITY DATE") together with interest thereon as hereinafter provided (subject to the conversion privileges set forth below).

SECTION 1.2 INTEREST.

         The principal amount outstanding from time to time shall bear interest both before and after maturity, default and judgment from and including July 11, 2001 to the date of repayment in full at the Prime Rate (as defined below) plus 1% per annum. Interest at such rate shall accrue daily and be calculated on the basis of an annual rate. Interest shall be payable in cash on the Maturity Date, or at such time (and in such a manner) as the Lender converts the unpaid principal amount and accrued interest thereon into securities of the Borrower in accordance with Article 3 hereunder, or if an Event of Default has occurred and the Lender has elected to accelerate the payment of the principal amount and accrued interest thereon pursuant to Article 7 hereof. Overdue interest shall bear interest at the same rate, calculated as aforesaid.

SECTION 1.3 PREPAYMENTS.

         The Borrower shall have no right to prepay the principal amount of this Note, nor any interest accruing on the principal amount, in whole or in part at any time prior to the Maturity Date.

                                    ARTICLE 2
                                 INTERPRETATION

SECTION 2.1 DEFINITIONS.

         As used in this Note, the following terms have the following meanings:

         "BUSINESS DAY" means any day of the year, other than Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario.

         "CLASS A PREFERRED SHARES" means the Class A voting convertible preferred shares in the capital of the Borrower.

         "COMMON SHARES" means the common shares in the capital of the Borrower.

         "CONVERSION PRICE" means at any time prior to a Qualified Financing, $2.78 per Class A Preferred Share and on and after a Qualified Financing, the issue price of the Shares issued in the Qualified Financing (subject to adjustment as provided in Section 3.3 hereunder).

         "DEBT" means indebtedness for borrowed money, including letters of credit or letters of guarantee; indebtedness for the deferred purchase price of property or services represented by a note, bond, debenture or other evidence of Debt; indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired; all current liabilities represented by a note, bond, debenture or other evidence of Debt; and all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases where the Corporation is the lessee.

         "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

         "GAAP" means, at any time, accounting principles generally accepted in Canada including those as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis.

         "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

         "IPO" means an initial public offering of Common Shares or other equity securities of the Borrower by way of a prospectus, registration statement or similar document where, or in connection with which, the aggregate proceeds thereof shall at least equal $5,000,000 and such shares or securities are to become listed and posted for trading or quoted on at least one of the the Toronto Stock Exchange, the New York Stock Exchange, or the NASDAQ National Market, together with such other stock exchange or exchanges as may be approved by the board of directors of the Borrower.

         "OPERATING DEBT" means (i) leases entered into in the ordinary course of business in respect of computer equipment or software; (ii) leases entered into in the ordinary course of business in respect of property other than computer equipment or software, with an initial capital cost of less than $75,000 in the aggregate; (iii) debt in favour of suppliers of inventory or equipment in the ordinary course of business which represents a purchase money security interest; (iv) unsecured debt incurred in the ordinary course of business with trade suppliers;
         (v) unsecured debt pursuant to any other contracts entered into in the ordinary course of business; and (vi) credit facilities obtained from a bank or other reputable financial institution in an aggregate amount not to exceed $100,000, to cover cash flow deficiencies arising in the ordinary course of business or to finance the acquisition of assets for use by the Borrower in the ordinary course of business;

         'ORIGINAL CURRENCY" has the meaning specified in Section 8.5(1).

         "OTHER CURRENCY" has the meaning specified in Section 8.5(1).

         "PERSON" means an individual, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity.

         "PRIME RATE" means the per annum rate of interest from time to time quoted, published and commonly known as the "PRIME RATE" of Canadian Imperial Bank of Commerce which it establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for commercial loans in Canadian dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrower or any other person.

         "QUALIFIED FINANCING" has the meaning specified in Section 3.2.

         "SHARES" means any equity securities in the capital of the Borrower.

SECTION 2.2 GENDER AND NUMBER.

         Any reference in this Note to gender includes all genders and words importing the singular number only include the plural and vice versa.

SECTION 2.3 HEADINGS, ETC.

         The division of this Note into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Note.

SECTION 2.4 CURRENCY OF PAYMENT.

         The principal amount and accrued interest shall be repaid or paid in lawful money of the United States. All references in this Note to dollars, unless otherwise specifically indicated, are expressed in United States currency.

SECTION 2.5 CERTAIN PHRASES, ETC.

         In this Note (i) (y) the words "INCLUDING" and "INCLUDES" mean "INCLUDING (OR INCLUDES) WITHOUT LIMITATION" and (z) the phrase "THE AGGREGATE OF", "THE TOTAL OF", "THE SUM OF", or a phrase of similar meaning means "THE AGGREGATE (OR TOTAL OR SUM), WITHOUT DUPLICATION, OF", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING".

SECTION 2.6 ACCOUNTING TERMS.

         All accounting terms not specifically defined in this Note shall be interpreted in accordance with GAAP.


                                    ARTICLE 3
                                CONVERSION RIGHTS


SECTION 3.1 CONVERSION OPTION OF LENDER.

1. So long as this Note is outstanding, at any time and from time to time, the Lender may, at its option, convert all or any portion of the outstanding principal amount and accrued interest thereon into the number of Class A Preferred Shares (including any fraction of a share) computed by dividing the aggregate of the unpaid principal amount and accrued interest by the Conversion Price then in effect. At the time of any such conversion of the aggregate of the principal amount and accrued interest, or a portion thereof, the rights of the Lender with respect to such portion of the aggregate of the principal amount and accrued interest so converted shall cease and the Lender shall be deemed to have become the record holder of the Class A Preferred Shares issuable upon such conversion.

2. The Borrower covenants with the Lender that it will at all times reserve and keep available out of its authorized Class A Preferred Shares and solely for the purpose of conversion as provided herein, and conditionally allot to the Lender, such number of Class A Preferred Shares as shall then be issuable upon the conversion of this Note. The Borrower covenants with the Lender that all Class A Preferred Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

SECTION 3.2 REPAYMENT IN EQUITY SECURITIES.

1. Notwithstanding Section 3.1, so long as this Note is outstanding, in the event that the Borrower completes an IPO, the aggregate of the principal amount and accrued interest shall be automatically converted, in its entirety, without notice or any further act of the Lender, effective immediately prior to the completion of the IPO, into such number of Class A Preferred Shares calculated by dividing the aggregate of the principal amount and accrued interest by the Conversion Price in effect immediately prior to the completion of the IPO. At the time of any such conversion of the aggregate of the principal amount and accrued interest, the rights of the Lender with respect to such debt so converted shall cease and the Lender shall be deemed to have become the record holder of the Class A Preferred Shares issuable upon such conversion.

2. Notwithstanding Section 3.1, so long as this Note is outstanding, in the event that the Borrower completes an equity financing consisting of the issuance of any class or classes of equity shares of the Borrower to a bona fide third party which deals with the Borrower and each of its shareholders at arm's length (as such term is defined in the Income Tax Act (Canada)), resulting in aggregate net proceeds to the Borrower of not less than $2,000,000 DOLLARS (a "QUALIFIED FINANCING"), the principal amount and accrued interest thereon shall be automatically converted without notice or any further act of the Lender into such number of securities of the type and class of security and at the price per security sold in the Qualified Financing which, based upon such price, have an aggregate value equal to the aggregate of such unpaid principal and accrued interest. If the price per security is in a currency other than US Dollars, the exchange rate shall be based on the noon spot rate of the Bank of Canada on that day and, if that day is not a Business Day, on the immediately preceding Business Day. At the time of any such conversion of the aggregate of the principal amount and accrued interest, or a portion thereof, the rights of the Lender with respect to such portion of the aggregate of the principal amount and accrued interest so converted shall cease and the Lender shall be deemed to have become the record holder of the equity securities issuable upon such conversion.

SECTION 3.3 ADJUSTMENTS.

         So long as this Note is outstanding, if and whenever the Borrower shall:

         (a) subdivide or redivide the outstanding Class A Preferred Shares into a greater number of shares; or

         (b) reduce, combine or consolidate the outstanding Class A Preferred Shares into a smaller number of shares, the number of Class A Preferred Shares to which the Lender is entitled pursuant to Section 3.1 or Section 3.2 as the case may be, on the date of the subdivision, redivision, reduction, combination or consolidation, shall be increased, in the case of the events referred to in (a) above, in the proportion which the number of Class A Preferred Shares outstanding before the subdivision or redivision bears to the number of Class A Preferred Shares outstanding after the subdivision or redivision, or shall be decreased, in the case of the events referred to in (b) above, in the proportion which the number of Class A Preferred Shares outstanding before the reduction, combination or consolidation bears to the number of Class A Preferred Shares outstanding after the reduction, combination or consolidation.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1 REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Lender as follows:

         (a) INCORPORATION AND QUALIFICATION. The Borrower is a corporation duly incorporated, organized and validly existing under the laws of Ontario and is qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which such qualification, licensing or registration is necessary or where failure to be so qualified would have a material adverse effect on its operations, business, properties or financial condition;

         (b) CORPORATE POWER. The Borrower has all requisite corporate power and authority to (i) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under this Note (including the issuance of Common Shares or equity securities of the Borrower upon conversion as contemplated in Article 3) and any security documents given by the Borrower as security for the repayment of the principal amount and interest under this Note;

         (c) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by the Borrower and the performance by it of its obligations under, and compliance with the terms, conditions and provisions of, this Note and any security documents will not
                  (i) conflict with or result in a breach of any of the terms or conditions of (t) its constating documents or by-laws, (u) any applicable law, rule or regulation, (v) any contractual restriction binding on or affecting it or its properties, or
                  (w) any judgment, injunction, determination or award which is binding on it, or (ii) result in, require or permit (x) the imposition of any encumbrance in, on or with respect to any of its assets or property

                  (except in favour of the Lender), (y) the acceleration of the maturity of any debt binding on or affecting the Borrower, or
                  (z) any third party to terminate or acquire rights under any material agreement;

         (d) CORPORATE ACTION, GOVERNMENTAL APPROVALS, ETC. The execution and delivery of this Note and any security documents by the Borrower and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action including, without limitation, the obtaining of all necessary shareholder consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any person, is or was necessary in connection with the execution, delivery and performance of the obligations under this Note and any security documents except as are in full force and effect, unamended, as at the date of this Note;

         (e) EXECUTION AND BINDING OBLIGATION. This Note and any security documents executed by the Borrower as security for this Note have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement or creditors' rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies;

         (f) INTELLECTUAL PROPERTY. The Borrower is not aware of a claim by any other Person of any infringement or breach of its industrial or intellectual property rights by the Borrower, nor has the Borrower received any notice that the conduct of its business, including the use of its intellectual property, infringes upon or breaches any industrial or intellectual property rights of any other Person. The Borrower has no knowledge of any infringement or violation of any of its rights in its intellectual property, and has taken all necessary steps to protect its intellectual property rights.

         (g) AUTHORIZATIONS, ETC. The Borrower possesses all authorizations, permits, consents, registrations and approvals necessary to properly conduct its businesses and all such authorizations, permits, consents, registrations and approvals are in good standing and in full force and effect; and

         (h) NO MATERIAL ADVERSE AGREEMENT. The Borrower is not a party to any agreement or instrument or subject to any restriction (including any restriction set forth in its constating documents, by-laws or any shareholders' agreement applicable to it) which has or, to the best of its knowledge, in the future may have a material adverse effect.

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.1 AFFIRMATIVE COVENANTS.

         So long as any amount owing under this Note remains unpaid or the Borrower has any obligation under this Note, and unless prior consent is given by the Lender in writing, the Borrower shall:

         (a) maintain in full force and effect its corporate existence and take all reasonable steps to maintain approvals to carry on its business or to own or lease its property and assets;

         (b) maintain adequate insurance on all the property and assets of the Borrower against loss or damage in amounts, against perils and with insurers acceptable to the Lender acting reasonably;

         (c) deliver to the Lender, (i) from time to time upon request of the Lender, evidence of the maintenance of all insurance required to be maintained, including originals or copies as the Lender may request of policies, certificates of insurance, riders, endorsements and proof of premium payments, (ii) promptly upon becoming aware thereof, a notice of any actions, suits, arbitrations or other proceedings or threatened actions, suits, arbitrations or other proceedings which could reasonably be expected to have a material adverse effect, and
                  (iii) such other information respecting the condition or operations, financial or otherwise, of the business of the Borrower as the Lender may from time to time reasonably request;

         (d) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges or levies assessed or imposed upon it or upon its income or profits or any of its property except to the extent the same are contested in good faith and diligently;

         (e) keep adequate and accurate records and books of account in which complete entries will be made reflecting all financial transactions and prepare its financial statements in accordance with GAAP;

         (f) maintain all property and assets that are not obsolete or redundant in good condition and repair (normal wear and tear excepted) and pay and discharge or cause to be paid and discharged when due the cost of repairs to or maintenance of the same;

         (g) advise the Lender forthwith upon becoming aware of the occurrence of an Event of Default or of any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default of its obligations hereunder (a "DEFAULT") and the action which the Borrower proposes to take or has taken;

         (h) at its cost and expense, and upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and documents and cause to be done such further acts and things as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Note; and

         (i) promptly cure or cause to be cured any defects in the execution and delivery of any of the security documents or any defects in the validity or enforceability of any of the security given by the Borrower and at its expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents (including the filing of any financing statements or financing change statements) as the Lender may consider necessary or desirable to protect or otherwise perfect its security interest in the Borrower's property and assets.

SECTION 5.2 NEGATIVE COVENANTS.

         So long as any amount owing under the Note remains unpaid, the Borrower shall not, without the consent of the Lender:

         (a)      make any material change in the nature of its business;

         (b) create, incur, assume or suffer to exist any Debt other than Operating Debt;

         (c) create, incur, grant, assume or suffer to exist any mortgages, charges or security interests over its property and assets;

         (d) enter into transactions (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or any material part of its undertaking, property and assets would become the property of any other person, firm or corporation or, in the case of any such amalgamation, of the continuing corporation resulting therefrom;

         (e) declare, make, pay or commit to any form of distribution or reduction of the profits of the Borrower or of its capital, including (i) any dividend (including stock dividends) or other distribution on any present or future shares, (ii) the purchase, redemption or retirement or acquisition any of its shares, or any option, warrant or other right to acquire any such shares, or apply or set apart any of its assets therefor, (iii) bonuses to shareholders, (iv) payment on account of loans made to shareholders of the Borrower, or (v) payment of any bonuses or management fees other than in the ordinary course consistent with past practice of the Borrower;

         (f) amend its articles or by-laws, change its capital structure or enter into any agreement or make any offer to do so, other than as required by any unanimous shareholders agreement to which the Borrower is a party;

         (g) sell, exchange, lease, release or abandon or otherwise dispose of any assets or properties (other than securities) to any person other than (i) bona fide sales, exchanges, leases, abandonments or other dispositions in the ordinary course of business for the purpose of carrying on its business and at fair market value, and (ii) property or assets (other than securities) which have no material economic value in the business or are obsolete;

         (h) incorporate or acquire any subsidiaries or commence to carry on its business otherwise than through the Borrower;

         (i) make any payments outside the ordinary course of business or make any prepayments of professional fees or place any funds on trust with third parties.

                                    ARTICLE 6
                                EVENTS OF DEFAULT

SECTION 6.1 EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" under this Note:

         (a) The Borrower fails to pay any amount due to the Lender under this Note when such amount becomes due and payable;

         (b) The Borrower fails to perform, observe or comply with any other term, covenant, condition or provision this Note or any security given by the Borrower and such failure remains unremedied for ten (10) days following notice of such failure by the Lender to the Borrower;

         (c) Any material representation or warranty made by the Borrower in any security given by the Borrower shall prove to have been incorrect when made or deemed to be made; and, if the circumstances giving rise to the incorrect representation or warranty are capable of modification or rectification (such that, thereafter the representation or warranty would be correct), the representation or warranty remains uncorrected for a period of ten (10) days following notice of such failure by the Lender to the Borrower;

         (d)      The Borrower ceases to carry on business;

         (e) Any judgment or order for the payment of money in excess of $100,000 is rendered against the Borrower and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of two consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect;

         (f) The Borrower fails to pay the principal of, or premium or interest on, any of its debt (excluding this Note) which is outstanding in an aggregate principal amount exceeding $100,000 when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the debt; or any other event occurs or condition exists and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such debt, if its effect is to accelerate, or permit the acceleration of the debt; or any such debt shall be declared to be due and payable prior to its stated maturity;

         (g) The Borrower sells, exchanges, leases, releases or abandons or otherwise disposes of any assets or properties (other than securities) to any person other than (i) bona fide sales, exchanges, leases, abandonments or other dispositions in the ordinary course of business for the purpose of carrying on its business and at fair market value, and (ii) property or assets (other than securities) which have no material economic value in the business or are obsolete;

         (h) The Borrower (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (a) to adjudicate it a bankrupt or insolvent, (b) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (c) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions; or

         (i) There has occurred any material adverse change in, or developments likely to have a material adverse effect on, the assets, business, operations, undertaking or condition (financial or otherwise) of the Borrower; ARTICLE 7 ENFORCEMENT

SECTION 7.1 REMEDIES.

1. Upon the occurrence of an Event of Default, the balance of the principal amount and all interest due hereunder shall, at the election of the Lender, become immediately due and payable.

2. Upon the occurrence of an Event of Default and acceleration of the amounts outstanding hereunder, the Lender may commence such legal action or proceedings as it in its sole discretion, may deem expedient, including without limitation, the commencement of enforcement proceedings under any security granted by the Borrower or others to the Lender, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any of the property or assets, or any other action or notice, of all of which the Borrower hereby expressly waives. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law. Nothing contained herein or in any security hereafter held by the Lender with respect to the indebtedness or liability of the Borrower to the Lender, or any part thereof, nor any act or omission of the Lender with respect to such security, shall in any way prejudice or affect the rights, remedies and powers of the Lender with respect to any other such security.

                                    ARTICLE 8
                                  MISCELLANEOUS

SECTION 8.1 NOTICES.

         Any notice, direction or other communication to be given under this Note shall, except as otherwise permitted, be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

         (a)      to the Borrower at:

                  133 King Street East
                  2nd Floor
                  Toronto, Ontario
                  M5C 1G6

                  Attention:              Secretary

                  Telephone:              (416) 367-7301
                  Facsimile:              (416) 367-7333

         (d)      to the Lender at:

                  2711 N. Haskell Avenue
                  Suite 2850, LB 36
                  Dallas, Texas 75204

                  Attention:              Chief Legal Officer

                  Telephone:              (214) 515-7300
                  Facsimile:              (214) 515-7385

Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next Business Day, (ii) transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

SECTION 8.2 SECURITY.

         To secure the obligations of the Borrower to repay the principal amount and interest as evidenced by this Note, the Borrower has executed a general security agreement of even date in favour of the Lender.

SECTION 8.3 SEVERABILITY.

         If any provision of this Note is deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

SECTION 8.4 SUCCESSORS AND ASSIGNS.

         This Note shall enure to the benefit of the Lender, its successors and assigns and shall be binding upon the Borrower, its successors and assigns. This Note may be assigned by the Lender in accordance with the terms of the amended and restated securityholders' agreement of the Borrower dated March 8, 2000 and amended and restated on September 27, 2000 and December 6, 2000. Presentment, notice of dishonour, protest and notice of protest hereof are hereby waived.

SECTION 8.5 JUDGMENT CURRENCY.

1. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Lender in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

2. The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Lender under this Note, or under any security granted to the Lender as security for the obligations of the Borrower pursuant to this Note, shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Borrower.

SECTION 8.6 GOVERNING LAW.

         This Note shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         IN WITNESS WHEREOF the Borrower has executed this Note.


                                         MAPTUIT CORPORATION

                                         By:   /s/ William K. Tapsott
                                            ------------------------------------
                                             Authorized Signing Officer